LIMITED POWER OF ATTORNEY

AUTHORIZATION AS ACCOUNT ADMINISTRATORS

The undersigned hereby constitutes and appoints each of Kathleen Layton and Andrew Chew, acting individually, as the undersigned's true and lawful attorney-in-fact and agent, to serve as the undersigned's "account administrator" pursuant to the Electronic Data Gathering, Analysis, and Retrieval system ("**EDGAR**") of the U.S. Securities and Exchange Commission, which role includes (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact, agents, and account administrators shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming (i) any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934 (as amended) (the "**Exchange Act**"), (ii) any liability of the undersigned for failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the earlier to occur of the following: (i) the date on which the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Oportun Financial Corporation; (ii) the date on which the applicable account administrator is removed as an account administrator on the undersigned's EDGAR account; or (iii) the date on which this Limited Power of Attorney is revoked by the undersigned in a writing delivered to the applicable foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of March 30th, 2026.

Gaurav Rana

Gaurav Rana

State of Texas

County of Harris

On 03/30/2026, appeared Gaurav Rana before me Shae Gamble, the undersigned Notary Public, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument. and acknowledged

WITNESS my signature and official seal.

Signature of Notary Public

Commission expires 09/14/2029

(Seal)

NOTARY PUBLIC STATE OF TEXAS

Shae Gamble

ID NUMBER
13333024-2
COMMISSION EXPIRES
September 14, 2029

Electronically signed and notarized online using the Proof platform.